EXHIBIT 1.8

                             AGREEMENT TO SUBSTITUTE
                           FAMILY LIMITED PARTNERSHIP


                  AGREEMENT, dated as of December 19, 1997, by and among PAUL ROSENBERG ("Rosenberg"), DANIEL BORISLOW ("Borislow"), TEL-SAVE HOLDINGS, INC., a Delaware corporation (the "Company"), and ROSENBERG FAMILY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the "Family Partnership").

                  WHEREAS, the Company and Rosenberg entered into a Registration Rights Agreement dated as of September 21, 1995 (the "Registration Rights Agreement"); and

                  WHEREAS, Rosenberg, Borislow and the Company entered into a Voting Trust Agreement dated as of September 21, 1995 (the "Voting Trust Agreement"); and

                  WHEREAS, the Company, Borislow and Rosenberg entered into a Co-Sale/Right of First Refusal Agreement dated as of September 21, 1995 (the "Co-Sale Agreement"); and

                  WHEREAS, Rosenberg intends to transfer 7,325,000 of his shares of the Company's Common Stock to the Family Partnership; and

                  WHEREAS, the parties hereto desire to clarify the effect of such transfer under the Registration Rights Agreement, the Voting Trust Agreement and the Co-Sale Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:

                  1. Family Partnership shall be deemed to be a "Holder" as defined in the Registration Rights Agreement and shall be entitled to all of the rights and privileges of a Holder thereunder.

                  2. Family Partnership agrees to be bound by the terms and conditions of the Registration Rights Agreement applicable to Holders (as defined therein).

                  3. Family Partnership agrees to deposit the shares of the Company's Common Stock that it receives from Rosenberg with Borislow, as voting trustee, for the purpose of vesting in Borislow the rights and voting powers set forth in the Voting Trust Agreement and subject to the terms and conditions of the Voting Trust Agreement. Such shares shall be deemed to be "Trust Stock" for purposes of the Voting Trust Agreement. In exchange for such Trust Stock, Borislow shall issue to Family Partnership voting trust certificates in the form attached to the Voting Trust Agreement as Exhibit 1.

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                  4. Family Partnership shall be entitled to the same rights and privileges, and subject to the same obligations, under the Voting Trust
Agreement as were originally applicable to Rosenberg.

                  5. Family Partnership shall be entitled to the same rights and privileges, and subject to the same obligations, under the Co-Sale Agreement as were originally applicable to Rosenberg.

                  6. The Registration Rights Agreement, the Voting Trust Agreement and the Co-Sale Agreement shall be deemed to be amended to the extent necessary to reflect the intent of this Agreement, but shall otherwise continue in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          /s/ Paul Rosenberg
                                          -------------------------------------
                                          Paul Rosenberg



                                          /s/ Daniel Borislow
                                          -------------------------------------
                                          Daniel Borislow



                                          TEL-SAVE HOLDINGS, INC.



                                          By: /s/ Daniel Borislow
                                              ---------------------------------
                                                  Daniel Borislow
                                                  President



                                          ROSENBERG FAMILY LIMITED
                                          PARTNERSHIP


                                          By: PBR, Inc., General Partner


                                          By: /s/ Paul Rosenberg
                                              ---------------------------------
                                                  Paul Rosenberg
                                                  President